Exhibit 99.1

NEWS CORPORATION REPORTS SECOND QUARTER RESULTS FOR FISCAL 2015

FISCAL 2015 SECOND QUARTER KEY FINANCIAL HIGHLIGHTS

•	Revenues of $2.28 billion compared to $2.24 billion in the prior year

•	Reported Total Segment EBITDA of $328 million compared to $327 million in the prior year

•	Adjusted EPS were $0.26 compared to $0.31 in the prior year – Reported EPS were $0.24 compared to $0.26 in the prior year

NEW YORK, NY – February 5, 2015 – News Corporation (“News Corp” or the “Company”) (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) today reported financial results for the three months ended December 31, 2014.

Commenting on the results, Chief Executive Robert Thomson said:

“The development of the new News Corp continued apace in the second quarter as we began the transformation of the just acquired realtor.com®, which has certainly exceeded our expectations in traffic growth in recent weeks. We were clearly buffeted by currency headwinds, but the strength of our brands, the breadth of our reach, the intensifying focus on cost discipline and the power of our portfolio meant that we saw continued growth in revenue and increasing upside in our long-term prospects. Our digital personality has evolved quickly, with realtor.com® having given us a new and influential platform, digital subscribers on the rise at our news mastheads, robust growth at REA, and healthy e-book sales at HarperCollins. The vision we outlined for the company is becoming a reality, and while we have much work ahead, the foundations we have laid over the past 18 months put us in a strong position for enduring success and increased shareholder value.”

SECOND QUARTER RESULTS

The Company reported fiscal 2015 second quarter total revenues of $2.28 billion, a 2% increase as compared to prior year second quarter revenues of $2.24 billion. The majority of the revenue increase reflects strength in the Book Publishing and Digital Real Estate Services segments, partially offset by lower advertising revenues at the News and Information Services segment and negative foreign currency fluctuations. Adjusted revenues (as defined in Note 1) were flat compared to the prior year.

The Company reported second quarter Total Segment EBITDA of $328 million compared to $327 million in the prior year. These results include $13 million and $19 million in fees and costs – net of indemnification – related to the U.K. Newspaper Matters (as defined below) in the three months ended December 31, 2014 and 2013, respectively, as well as $16 million of one-time transaction costs in the second quarter of fiscal 2015 related to the acquisition of Move, Inc. (“Move”). Strong revenue performances in the Book Publishing and Digital Real Estate Services, combined with lower expenses related to the capitalization of Amplify Learning’s software development costs, were offset by declines at the News and Information Services segment and negative foreign currency fluctuations. Adjusted Total Segment EBITDA (as defined in Note 1) increased 4% compared to the prior year.

Net income available to News Corporation stockholders was $142 million as compared to $150 million in the prior year, primarily due to a higher effective tax rate and lower interest income. Adjusted net income available to News Corporation stockholders (as defined in Note 3) was $154 million compared to $179 million in the prior year.

Impairment and restructuring charges were $17 million and $36 million in the three months ended December 31, 2014 and 2013, respectively.

Net income available to News Corporation stockholders per share was $0.24 as compared to $0.26 in the prior year. Adjusted EPS (as defined in Note 3) were $0.26 compared to $0.31 in the prior year.

Free cash flow available to News Corporation improved by $58 million in the six months ended December 31, 2014 to $275 million.

SEGMENT REVIEW

	For the three months ended December 31,			For the six months ended December 31,
	2014	2013	% Change	2014	2013	% Change
	(in millions)			(in millions)
Revenues:
News and Information Services	$1,523	$1,612	(6)%	$2,974	$3,107	(4)%
Book Publishing	469	391	20%	875	719	22%
Cable Network Programming	112	110	2%	251	242	4%
Digital Real Estate Services	154	103	50%	266	193	38%
Digital Education	22	22	—%	64	49	31%
Other	—	—	* *	—	—	* *

Total Revenues	$2,280	$2,238	2%	$4,430	$4,310	3%

Segment EBITDA:
News and Information Services	$216	$255	(15)%	$321	$388	(17)%
Book Publishing	77	68	13%	132	111	19%
Cable Network Programming	54	53	2%	86	82	5%
Digital Real Estate Services(a)	57	55	4%	114	99	15%
Digital Education	(24)	(44)	45%	(48)	(95)	49%
Other(b)	(52)	(60)	13%	(107)	(117)	9%

Total Segment EBITDA	$328	$327	—%	$498	$468	6%

**	- Not meaningful

(a)	Digital Real Estate Services Segment EBITDA for the three and six months ended December 31, 2014 includes transaction related costs of $16 million and $18 million, respectively, related to the acquisition of Move.

(b)	Other Segment EBITDA for the three and six months ended December 31, 2014 includes fees and costs, net of indemnification, related to the U.K. Newspaper Matters of $13 million and $27 million, respectively. Other Segment EBITDA for the three and six months ended December 31, 2013 includes fees and costs, net of indemnification, related to the U.K. Newspaper Matters of $19 million and $36 million, respectively.

News and Information Services

Revenues for the second quarter of fiscal 2015 decreased $89 million, or 6%, compared to the prior year. Australian newspapers revenues declined 8% due to negative foreign currency fluctuations and modest advertising revenue declines. Total segment advertising revenues declined 9%, driven primarily by weaknesses in the UK print advertising market, lower revenue from free-standing insert products at News America Marketing and negative foreign currency fluctuations. The declines were partially offset by higher advertising revenues at Dow Jones, across the Wall Street Journal franchise. Circulation and subscription revenues declined 3%, due to the decline in professional information business revenues at Dow Jones and lower print circulation volume, partially offset by higher subscription pricing, cover price increases and higher digital subscription volume. Adjusted revenues declined 3% compared to the prior year.

Segment EBITDA decreased $39 million in the quarter, or 15%, as compared to the prior year. Results were impacted by lower advertising revenue at News UK and News America Marketing, $8 million of dual rent and other facility costs related to the relocation of the Company’s London operations, and $9 million of higher legal expenses at News America Marketing, partially offset by an increase at News Corp Australia due to lower expenses. Adjusted Segment EBITDA decreased 12% compared to the prior year.

Book Publishing

Revenues in the quarter increased $78 million, or 20%, compared to the prior year driven by the inclusion of the results of Harlequin Enterprises Limited (“Harlequin”) and strong performances in Children’s and General Books resulting from higher backlist sales during the holiday season, which largely offset the lower revenues from the Divergent series. E-book revenues improved by 14% versus the prior year period, driven by Harlequin, and represented 17% of consumer revenues. Segment EBITDA increased $9 million, or 13%, from the prior year due to the higher revenues as discussed above, coupled with ongoing operational efficiencies and higher contribution to profits from e-books, offset in part by the lower contribution from the Divergent series. Adjusted revenues were flat and Adjusted Segment EBITDA decreased 4%, compared to the prior year.

Cable Network Programming

In the second quarter of fiscal 2015, revenues increased $2 million, or 2%, compared to the prior year primarily due to higher affiliate pricing and increased subscribers. Segment EBITDA in the quarter increased $1 million, or 2%, due to higher revenues, partially offset by negative foreign currency fluctuations and higher programming rights and production costs. Adjusted revenues increased 11% and Adjusted Segment EBITDA increased 9%, compared to the prior year.

Digital Real Estate Services

Revenues in the quarter increased $51 million, or 50%, compared to the prior year, primarily driven by the inclusion of the results of Move, coupled with higher residential listing depth product penetration and higher pricing at REA Group Limited (“REA Group”). Segment EBITDA in the quarter increased $2 million, or 4%, compared to the prior year primarily due to the increased revenues noted above, partially offset by $16 million of one-time transaction costs related to the acquisition of Move. Excluding the contributions from Move, divestitures and foreign currency fluctuations, Adjusted revenues and Adjusted Segment EBITDA increased 26% and 38%, respectively, compared to the prior year. In the second quarter, based on Move’s internal data, average monthly unique users of realtor.com®’s web and mobile sites grew 26% year-over-year to over 28 million, which was driven by more than 60% growth in mobile users; traffic accelerated in January to 37 million monthly unique users, or 33% growth year-over-year.

Digital Education

Revenues in the quarter were $22 million, which were flat compared with the prior year, as higher subscription revenues at Amplify Insight and higher revenues at Amplify Access were offset by lower Amplify Insight consulting revenues and lower revenues at Amplify Learning, related to the early grade print and hybrid learning products. Segment EBITDA in the quarter improved $20 million, or 45%, from the prior year, primarily due to the impact of the capitalization of Amplify Learning’s software development costs of $14 million and lower expenses.

Other

Segment EBITDA in the quarter improved by $8 million compared to the prior year, primarily due to lower fees and costs, net of indemnification, related to the claims and investigations arising out of certain conduct at The News of the World (the “U.K. Newspaper Matters”) of approximately $6 million.

The net expense related to the U.K. Newspaper Matters was $13 million for the three months ended December 31, 2014 as compared to $19 million for the three months ended December 31, 2013.

REVIEW OF EQUITY EARNINGS OF AFFILIATES’ RESULTS

Quarterly equity earnings from affiliates were $16 million compared to $17 million in the prior year.

	For the three months ended December 31,		For the six months ended December 31,
	2014	2013	2014	2013
	(in millions)		(in millions)
Foxtel(a)	$15	$17	$40	$30
Other equity affiliates, net	1	—	1	—

Total equity earnings of affiliates	$16	$17	$41	$30

(a)	The Company amortized $14 million and $30 million related to excess cost over the Company’s proportionate share of its investment’s underlying net assets allocated to finite-lived intangible assets during the three and six months ended December 31, 2014, respectively, and $15 million and $31 million in the corresponding periods of fiscal 2014, respectively. Such amortization is reflected in Equity earnings of affiliates in the Statements of Operations.

On a U.S. GAAP basis, Foxtel revenues, for the three months ended December 31, 2014, decreased $59 million to $680 million from $739 million in the prior year period due to adverse foreign currency fluctuations. Foxtel EBITDA decreased $12 million to $198 million from $210 million due to adverse foreign currency fluctuations. In local currency, Foxtel revenues were flat and EBITDA grew 2%. Total closing subscribers were approximately 2.7 million as of December 31, 2014, a 5% increase compared to the prior year period, as a result of higher subscriber sales, partially driven by the new pricing and packaging strategy that was implemented in November 2014, and lower churn. In the quarter, cable and satellite churn improved to 11.8% from 12.8% in the prior year.

Foxtel operating income for the three months ended December 31, 2014 and 2013 after depreciation and amortization of $80 million and $85 million, respectively, was $118 million and $125 million, respectively. Operating income decreased as a result of adverse foreign currency fluctuations. Foxtel’s net income of $59 million decreased from $64 million in the prior year period as a result of adverse foreign currency fluctuations, partially offset by improved operating performance and lower tax expense.

FREE CASH FLOW AVAILABLE TO NEWS CORPORATION

Free cash flow available to News Corporation is a non-GAAP financial measure defined as net cash provided by operating activities, less capital expenditures, and REA Group free cash flow, plus cash dividends received from REA Group.

The Company considers free cash flow available to News Corporation to provide useful information to management and investors about the amount of cash generated by the business after capital expenditures, which can then be used for strategic opportunities including, among others, investing in the Company’s business, strategic acquisitions, strengthening the Company’s balance sheet, dividend payouts and repurchasing stock. A limitation of free cash flow available to News Corporation is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for the limitation of free cash flow available to News Corporation by also relying on the net change in cash and cash equivalents as presented in the Company’s consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow available to News Corporation:

	For the six months ended December 31,
	2014	2013
	(in millions)
Net cash provided by operating activities	$492	$407
Less: Capital expenditures	(183)	(147)

	309	260
Less: REA Group free cash flow	(60)	(62)
Plus: Cash dividends received from REA Group	26	19

Free cash flow available to News Corporation	$275	$217

Free cash flow available to News Corporation in the six months ended December 31, 2014 improved by $58 million to $275 million from $217 million in the prior year. The increase was primarily due to the overall improvement in Total Segment EBITDA and improved working capital of a combined $86 million, lower restructuring payments of $61 million, lower payments for fees and costs related to the U.K. Newspaper Matters of $24 million, coupled with increased dividends received from cost method investments of $21 million. The increases were partially offset by the absence of net receipts related to the foreign tax refund of $81 million received during the six months ended December 31, 2013 and higher tax payments of $26 million in the second quarter of fiscal 2015, coupled with an increase in capital expenditures, which included $41 million related to the relocation of the Company’s operations in London and $29 million related to Amplify’s curriculum products.

COMPARISON OF ADJUSTED INFORMATION TO U.S. GAAP INFORMATION

Adjusted revenues, Adjusted Total Segment EBITDA, Total Segment EBITDA, Adjusted net income available to News Corporation stockholders, Adjusted EPS and Free cash flow available to News Corporation are non-GAAP financial measures contained in this earnings release. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as Company management. These non-GAAP measures may be different than similar measures used by other companies and should be considered in addition to, not as a substitute for, measures of financial performance calculated in accordance with GAAP. Reconciliations for the differences between non-GAAP measures used in this earnings release and comparable financial measures calculated in accordance with U.S. GAAP are included in Notes 1, 2 and 3 and the reconciliation of Net cash provided by operating activities to Free cash flow available to News Corporation is included above.

Conference call

News Corporation’s earnings conference call can be heard live at 4:30pm EST on February 5, 2015. To listen to the call, please visit http://investors.newscorp.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

About News Corporation

News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content to consumers throughout the world. The company comprises businesses across a range of media, including: news and information services, book publishing, cable network programming in Australia, digital real estate services, digital education, and pay-TV distribution in Australia. Headquartered in New York, the activities of News Corporation are conducted primarily in the United States, Australia, and the United Kingdom. More information is available at: www.newscorp.com.

Contacts:

Michael Florin

Investor Relations

212-416-3363

mflorin@newscorp.com

Jim Kennedy

Corporate Communications

212-416-4064

jkennedy@newscorp.com

NEWS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except share and per share amounts)

	For the three months ended December 31,		For the six months ended December 31,
	2014	2013	2014	2013
Revenues:
Advertising	$1,038	$1,080	$1,958	$2,038
Circulation and Subscription	656	661	1,339	1,340
Consumer	448	377	838	688
Other	138	120	295	244

Total Revenues	2,280	2,238	4,430	4,310
Operating expenses	(1,266)	(1,274)	(2,580)	(2,569)
Selling, general and administrative	(686)	(637)	(1,352)	(1,273)
Depreciation and amortization	(135)	(138)	(266)	(279)
Impairment and restructuring charges	(17)	(36)	(21)	(63)
Equity earnings of affiliates	16	17	41	30
Interest, net	13	16	30	33
Other, net	10	(231)	58	(672)

Income (loss) before income tax (expense) benefit	215	(45)	340	(483)
Income tax (expense) benefit	(52)	211	(89)	687

Net income	163	166	251	204
Less: Net income attributable to noncontrolling interests	(20)	(15)	(43)	(26)

Net income attributable to News Corporation stockholders	$143	$151	$208	$178
Less: Adjustments to Net income attributable to News Corporation stockholders – Redeemable Preferred Stock Dividends	(1)	(1)	(1)	(1)

Net income available to News Corporation stockholders	$142	$150	$207	$177

Weighted average shares outstanding:
Basic	580	579	580	579
Diluted	583	580	581	580
Net income available to News Corporation stockholders per share:
Basic and diluted	$0.24	$0.26	$0.36	$0.31

NEWS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions)

	As of December 31, 2014	As of June 30, 2014
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,918	$3,145
Amounts due from 21st Century Fox	55	66
Receivables, net	1,450	1,388
Other current assets	629	671

Total current assets	4,052	5,270

Non-current assets:
Investments	2,466	2,609
Property, plant and equipment, net	2,809	3,009
Intangible assets, net	2,379	2,137
Goodwill	3,547	2,782
Other non-current assets	717	682

Total assets	$15,970	$16,489

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$320	$276
Accrued expenses	1,136	1,188
Deferred revenue	412	369
Other current liabilities	461	431

Total current liabilities	2,329	2,264

Non-current liabilities:
Retirement benefit obligations	273	272
Deferred income taxes	274	224
Other non-current liabilities	307	310
Commitments and contingencies

Redeemable preferred stock	20	20

Equity:
Class A common stock	4	4
Class B common stock	2	2
Additional paid-in capital	12,421	12,390
Retained earnings	444	237
Accumulated other comprehensive income	(261)	610

Total News Corporation stockholders’ equity	12,610	13,243
Noncontrolling interests	157	156

Total equity	12,767	13,399

Total liabilities and equity	$15,970	$16,489

NEWS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	For the six months ended December 31,
	2014	2013
Operating activities:
Net Income	$251	$204

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	266	279
Equity earnings of affiliates	(41)	(30)
Cash distributions received from affiliates	68	47
Foreign tax refund payable to 21st Century Fox	—	148
Foreign tax refund receivable, net of applicable taxes	—	(140)
Impairment charges, net of tax	—	12
Other, net	(58)	(49)
Deferred income taxes and taxes payable	42	85
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	(64)	(244)
Inventories, net	66	51
Accounts payable and other liabilities	(26)	65
Pension and postretirement benefit plans	(12)	(21)

Net cash provided by operating activities	492	407

Investing activities:
Capital expenditures	(183)	(147)
Acquisitions, net of cash acquired	(1,183)	(26)
Investments in equity affiliates and other	(246)	(2)
Proceeds from dispositions	114	100

Net cash used in investing activities	(1,498)	(75)

Financing activities:
Net transfers from 21st Century Fox and affiliates	—	217
Repayment of borrowings acquired in the Move acquisition	(129)	—
Dividends paid	(17)	(13)
Other, net	(10)	—

Net cash (used in) provided by financing activities	(156)	204

Net (decrease) increase in cash and cash equivalents	(1,162)	536
Cash and cash equivalents, beginning of period	3,145	2,381
Exchange movement on opening cash balance	(65)	(9)

Cash and cash equivalents, end of period	$1,918	$2,908

NOTE 1 – ADJUSTED REVENUES, ADJUSTED TOTAL SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA

The Company uses revenues, Total Segment EBITDA and Segment EBITDA excluding the impact of acquisitions, divestitures, costs associated with the U.K. Newspaper Matters and foreign currency fluctuations (“Adjusted Revenues, Adjusted Total Segment EBITDA and Adjusted Segment EBITDA”) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period. The calculation of Adjusted Revenues, Adjusted Total Segment EBITDA and Adjusted Segment EBITDA may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted Revenues, Adjusted Total Segment EBITDA and Adjusted Segment EBITDA are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for amounts determined under GAAP as measures of performance.

However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The following table reconciles reported revenues and reported Total Segment EBITDA to Adjusted Revenues and Adjusted Total Segment EBITDA for the three and six months ended December 31, 2014 and 2013.

	Revenues			Total Segment EBITDA
	For the three months ended December 31,			For the three months ended December 31,
	2014	2013	Difference	2014	2013	Difference
	(in millions)			(in millions)
As reported	$2,280	$2,238	$42	$328	$327	$1
Impact of acquisitions	(122)	—	(122)	4	—	4
Impact of divestitures	(1)	(5)	4	—	—	—
Impact of foreign currency fluctuations	72	—	72	16	—	16
Net impact of U.K. Newspaper Matters	—	—	—	13	19	(6)

As adjusted	$2,229	$2,233	$(4)	$361	$346	$15

	Revenues			Total Segment EBITDA
	For the six months ended December 31,			For the six months ended December 31,
	2014	2013	Difference	2014	2013	Difference
	(in millions)			(in millions)
As reported	$4,430	$4,310	$120	$498	$468	$30
Impact of acquisitions	(182)	—	(182)	5	—	5
Impact of divestitures	(1)	(42)	41	—	(4)	4
Impact of foreign currency fluctuations	32	—	32	13	—	13
Net impact of U.K. Newspaper Matters	—	—	—	27	36	(9)

As adjusted	$4,279	$4,268	$11	$543	$500	$43

Adjusted Revenues and Adjusted Segment EBITDA by segment for the three and six months ended December 31, 2014 and 2013 are as follows:

	For the three months ended December 31,
	2014	2013	% Change
	(in millions)
Adjusted Revenues:
News and Information Services	$1,564	$1,608	(3)%
Book Publishing	392	391	—%
Cable Network Programming	122	110	11%
Digital Real Estate Services	129	102	26%
Digital Education	22	22	—%
Other	—	—	—%

Total Adjusted Revenues	$2,229	$2,233	—%

Adjusted Segment EBITDA:
News and Information Services	$225	$255	(12)%
Book Publishing	65	68	(4)%
Cable Network Programming	58	53	9%
Digital Real Estate Services	76	55	38%
Digital Education	(24)	(44)	45%
Other	(39)	(41)	5%

Total Adjusted Segment EBITDA	$361	$346	4%

	For the six months ended December 31,
	2014	2013	% Change
	(in millions)
Adjusted Revenues:
News and Information Services	$2,981	$3,070	(3)%
Book Publishing	735	715	3%
Cable Network Programming	259	242	7%
Digital Real Estate Services	240	192	25%
Digital Education	64	49	31%
Other	—	—	—%

Total Adjusted Revenues	$4,279	$4,268	—%

Adjusted Segment EBITDA:
News and Information Services	$329	$384	(14)%
Book Publishing	118	111	6%
Cable Network Programming	90	82	10%
Digital Real Estate Services	134	99	35%
Digital Education	(48)	(95)	49%
Other	(80)	(81)	1%

Total Adjusted Segment EBITDA	$543	$500	9%

The following tables reconcile reported revenues and Segment EBITDA by segment to Adjusted Revenues and Adjusted Segment EBITDA by segment for the three months ended December 31, 2014 and 2013.

	For the three months ended December 31, 2014
	As Reported	Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Fluctuations	Net Impact of U.K. Newspaper Matters	As Adjusted
	(in millions)
Revenues:
News and Information Services	$1,523	$(6)	$—	$47	$—	$1,564
Book Publishing	469	(82)	—	5	—	392
Cable Network Programming	112	—	—	10	—	122
Digital Real Estate Services	154	(34)	(1)	10	—	129
Digital Education	22	—	—	—	—	22
Other	—	—	—	—	—	—

Total Revenues	$2,280	$(122)	$(1)	$72	$—	$2,229

Segment EBITDA:
News and Information Services	$216	$3	$—	$6	$—	$225
Book Publishing	77	(12)	—	—	—	65
Cable Network Programming	54	—	—	4	—	58
Digital Real Estate Services	57	13	—	6	—	76
Digital Education	(24)	—	—	—	—	(24)
Other	(52)	—	—	—	13	(39)

Total Segment EBITDA	$328	$4	$—	$16	$13	$361

	For the three months ended December 31, 2013
	As Reported	Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Fluctuations	Net Impact of U.K. Newspaper Matters	As Adjusted
	(in millions)
Revenues:
News and Information Services	$1,612	$—	$(4)	$—	$—	$1,608
Book Publishing	391	—	—	—	—	391
Cable Network Programming	110	—	—	—	—	110
Digital Real Estate Services	103	—	(1)	—	—	102
Digital Education	22	—	—	—	—	22
Other	—	—	—	—	—	—

Total Revenues	$2,238	$—	$(5)	$—	$—	$2,233

Segment EBITDA:
News and Information Services	$255	$—	$—	$—	$—	$255
Book Publishing	68	—	—	—	—	68
Cable Network Programming	53	—	—	—	—	53
Digital Real Estate Services	55	—	—	—	—	55
Digital Education	(44)	—	—	—	—	(44)
Other	(60)	—	—	—	19	(41)

Total Segment EBITDA	$327	$—	$—	$—	$19	$346

The following tables reconcile reported revenues and Segment EBITDA by segment to Adjusted Revenues and Adjusted Segment EBITDA by segment for the six months ended December 31, 2014 and 2013.

	For the six months ended December 31, 2014
	As Reported	Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Fluctuations	Net Impact of U.K. Newspaper Matters	As Adjusted
	(in millions)
Revenues:
News and Information Services	$2,974	$(8)	$—	$15	$—	$2,981
Book Publishing	875	(140)	—	—	—	735
Cable Network Programming	251	—	—	8	—	259
Digital Real Estate Services	266	(34)	(1)	9	—	240
Digital Education	64	—	—	—	—	64
Other	—	—	—	—	—	—

Total Revenues	$4,430	$(182)	$(1)	$32	$—	$4,279

Segment EBITDA:
News and Information Services	$321	$4	$—	$4	$—	$329
Book Publishing	132	(14)	—	—	—	118
Cable Network Programming	86	—	—	4	—	90
Digital Real Estate Services	114	15	—	5	—	134
Digital Education	(48)	—	—	—	—	(48)
Other	(107)	—	—	—	27	(80)

Total Segment EBITDA	$498	$5	$—	$13	$27	$543

	For the six months ended December 31, 2013
	As Reported	Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Fluctuations	Net Impact of U.K. Newspaper Matters	As Adjusted
	(in millions)
Revenues:
News and Information Services	$3,107	$—	$(37)	$—	$—	$3,070
Book Publishing	719	—	(4)	—	—	715
Cable Network Programming	242	—	—	—	—	242
Digital Real Estate Services	193	—	(1)	—	—	192
Digital Education	49	—	—	—	—	49
Other	—	—	—	—	—	—

Total Revenues	$4,310	$—	$(42)	$—	$—	$4,268

Segment EBITDA:
News and Information Services	$388	$—	$(4)	$—	$—	$384
Book Publishing	111	—	—	—	—	111
Cable Network Programming	82	—	—	—	—	82
Digital Real Estate Services	99	—	—	—	—	99
Digital Education	(95)	—	—	—	—	(95)
Other	(117)	—	—	—	36	(81)

Total Segment EBITDA	$468	$—	$(4)	$—	$36	$500

NOTE 2 – TOTAL SEGMENT EBITDA

Segment EBITDA is defined as revenues less operating expenses and selling, general and administrative expenses. Segment EBITDA does not include: Depreciation and amortization, impairment and restructuring charges, equity earnings of affiliates, interest, net, other, net, income tax (expense) benefit and net income attributable to noncontrolling interests. Management believes that Segment EBITDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources within the Company’s businesses. Segment EBITDA provides management, investors and equity analysts with a measure to analyze operating performance of each of the Company’s business segments and its enterprise value against historical data and competitors’ data, although historical results may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Total Segment EBITDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment and restructuring charges, which are significant components in assessing the Company’s financial performance. The following table reconciles Total Segment EBITDA to net income.

	For the three months ended December 31,
	2014	2013	Change	% Change
	(in millions)
Revenues	$2,280	$2,238	$42	2%
Operating expenses	(1,266)	(1,274)	8	1%
Selling, general and administrative	(686)	(637)	(49)	(8)%

Total Segment EBITDA	328	327	1	—%
Depreciation and amortization	(135)	(138)	3	2%
Impairment and restructuring charges	(17)	(36)	19	53%
Equity earnings of affiliates	16	17	(1)	(6)%
Interest, net	13	16	(3)	(19)%
Other, net	10	(231)	241	* *

Income (loss) before income tax (expense) benefit	215	(45)	260	* *
Income tax (expense) benefit	(52)	211	(263)	* *

Net income	$163	$166	$(3)	(2)%

**	- Not meaningful

	For the six months ended December 31,
	2014	2013	Change	% Change
	(in millions)
Revenues	$4,430	$4,310	$120	3%
Operating expenses	(2,580)	(2,569)	(11)	—%
Selling, general and administrative	(1,352)	(1,273)	(79)	(6)%

Total Segment EBITDA	498	468	30	6%
Depreciation and amortization	(266)	(279)	13	5%
Impairment and restructuring charges	(21)	(63)	42	67%
Equity earnings of affiliates	41	30	11	37%
Interest, net	30	33	(3)	(9)%
Other, net	58	(672)	730	* *

Income (loss) before income tax (expense) benefit	340	(483)	823	* *
Income tax (expense) benefit	(89)	687	(776)	* *

Net income	$251	$204	$47	23%

**	- Not meaningful

NOTE 3 – ADJUSTED NET INCOME AVAILABLE TO NEWS CORPORATION STOCKHOLDERS AND ADJUSTED EPS

The Company uses net income available to News Corporation stockholders and diluted earnings per share (“EPS”) excluding expenses related to U.K. Newspaper Matters, Impairment and restructuring charges, and “Other, net”, net of tax (“adjusted net income available to News Corporation stockholders and adjusted EPS”) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period. The calculation of adjusted net income available to News Corporation stockholders and adjusted EPS may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted net income available to News Corporation stockholders and adjusted EPS are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income available to News Corporation stockholders and net income per share as determined under GAAP as a measure of performance.

However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The following tables reconcile reported net income available to News Corporation stockholders and reported diluted EPS to adjusted net income available to News Corporation stockholders and adjusted EPS for the three and six months ended December 31, 2014 and 2013.

	For the three months ended December 31, 2014		For the three months ended December 31, 2013
	Net income available to stockholders	EPS	Net income available to stockholders	EPS
	(in millions, except per share data)
As reported	$142	$0.24	$150	$0.26
U.K. Newspaper Matters	13	0.02	19	0.03
Impairment and restructuring charges	17	0.03	36	0.06
Other, net(a)	(10)	(0.02)	231	0.40
Tax impact on items above(b)	(11)	(0.02)	(257)	(0.44)
Impact of noncontrolling interest on items included in Other, net above	3	0.01	—	—

As adjusted	$154	$0.26	$179	$0.31

(a)	Other, net for the three months ended December 31, 2013 primarily includes a foreign tax refund payable to 21st Century Fox.
(b)	Tax impact on items above for the three months ended December 31, 2013 primarily includes a foreign tax refund receivable of $238 million which has an offsetting payable to 21st Century Fox included within Other, net above.

	For the six months ended December 31, 2014		For the six months ended December 31, 2013
	Net income available to stockholders	EPS	Net income available to stockholders	EPS
	(in millions, except per share data)
As reported	$207	$0.36	$177	$0.31
U.K. Newspaper Matters	27	0.04	36	0.06
Impairment and restructuring charges	21	0.03	63	0.11
Other, net(a)	(58)	(0.10)	672	1.16
Tax impact on items above(b)	(2)	—	(752)	(1.30)
Impact of noncontrolling interest on items included in Other, net above	11	0.02	—	—

As adjusted	$206	$0.35	$196	$0.34

(a)	Other, net for the six months ended December 31, 2014 primarily includes a gain on the sale of marketable securities and dividends received from cost method investments. Other, net for the six months ended December 31, 2013 primarily includes a foreign tax refund paid or payable to 21st Century Fox, offset by a gain on a third party pension contribution.
(b)	Tax impact on items above for the six months ended December 31, 2013 primarily includes a foreign tax refund of $721 million which has an offsetting payable to 21st Century Fox included within Other, net above.